Bateman & Co., Inc., P.C. Certified Public Accountants

5 Briardale Court Houston, Texas 77027-2904 (713) 552-9800 FAX (713) 552-9700 www.batemanhouston.com

July 11, 2005

By Fax and Regular Mail:
SEC – Office of the Chief Accountant
Attn: SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

By E-mail and Regular Mail:
Mr. Chris Harper
Chief Executive Officer
Jupiter Enterprises, Inc.
No. 24 Xiao Shi Qiao Jiugulou Street
XiCheng District
Beijing, CHINA 1000009

Ladies/Gentlemen:

We were previously principal accountants for Jupiter Enterprises, Inc., (Commission File Number 001-16063), and we issued our report dated July 13, 2004 on the financial statements of Jupiter Enterprises, Inc. as of March 31, 2004 and for the two years then ended, and the period from inception, March 12, 1999, through March 31, 2004.

We have read the Form 8-K dated July 11, 2005, and we concur with the information shown therein.

We confirm we had no disagreements with Jupiter Enterprises, Inc., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the two years ending March 31, 2004.

Very truly yours,

Member
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